UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 28, 2009

BEACON ENTERPRISE SOLUTIONS GROUP, INC.
(Exact name of registrant as specified in Charter)

Nevada	000-31355	81-0438093
(State or other jurisdiction of	(Commission File No.)	(IRS Employee Identification
incorporation or organization)		No.)

124 N. First Street
Louisville, Kentucky 40202
(Address of Principal Executive Offices)

502-379-4788
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 3.02 Unregistered Sales of Equity Securities.

     On June 10, 2009, the Company engaged Garden State Securities a registered brokers-dealer (the “Placement Agent”) in a private placement of up to 750,000 units (the “Common Units”), for an aggregate purchase price of $600,000, with each Common Unit comprised of (i) one share of Common Stock, and (ii) a five year warrant to purchase one-half share of Common Stock (each, an “Investor Warrant”) at a purchase price of $1.00 per share (collectively the “Common Offering”). In the event that the Common Offering was oversubscribed, the Company could sell and issue up to an additional 500,000 Common Units. On July 9, 2009, the Company’s board of directors increased the authorized offering to an aggregate of 3,125,000 units for an aggregate purchase price of $2,500,000 but reserved the right to withdraw the offering at any time. The offering terminated on August 28, 2009.

     On August 28, 2009, the Company sold an aggregate of 296,981 Common Units for an aggregate purchase price of $237,585. Concurrently, the Placement Agents earned aggregate cash commissions of $30,878 and warrants to purchase an aggregate of 44,547 shares of Common Stock.

     In connection with the Common Offering, the Company entered into a placement agency agreement with the Placement Agent. Under the terms of this agreement, the Company paid the Placement Agent a cash fee of 10% of the gross proceeds of sales of Common Units by the Placement Agent and issue warrants to purchase the number of shares of Common Stock equal to 10% of the sum of the aggregate number of shares of Common Stock sold in the Common Offering and the aggregate number of shares of Common Stock issuable upon exercise of Investor Warrants sold in the Common Offering. The Placement Agent also received a reimbursement for non-accountable expenses in connection with the Common Offering equal to 3% of the gross proceeds of sales of Common Units.

     In total, the Company sold 1,846,847 Common Units to accredited investors for an aggregate purchase price of $1,477,478. The Company has used the proceeds of the Common Offering to provide working capital. The Placement Agent has earned cumulative cash commissions of $159,502 and warrants to purchase an aggregate of 230,152 shares of Common Stock. Garden State Securities, member FINRA, SIPC acted as exclusive placement agent for this transaction.

     The Company is relying on an exemption from registration provided under Section 4(2) of the Securities Act for the issuance of the Investor Warrants and shares of its Common Stock, which exemption the Company believes is available because the securities were not offered pursuant to a general solicitation and the status of the purchasers of the shares as “accredited investors” as defined in Regulation D under the Securities Act. This report is neither an offer to purchase, nor a solicitation of an offer to sell, securities. The securities offered have not been registered under the Securities Act and may not be offered in the United States absent registration or an applicable exemption from registration requirements.

     THE INFORMATION CONTAINED IN THIS REPORT IS NEITHER AN OFFER TO PURCHASE, NOR A SOLICITATION OF AN OFFER TO SELL, SECURITIES. THE SECURITIES OFFERED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND MAY NOT BE OFFERED IN THE UNITED STATES ABSENT REGISTRATION OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON ENTERPRISE SOLUTIONS GROUP, INC.

Date: September 1, 2009	By:	/s/ Robert Mohr
Robert Mohr,
Principal Financial Officer